AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 3, 2001
                                           REGISTRATION STATEMENT NO. 333-43050

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             _____________________

                       INCARA PHARMACEUTICALS CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                             8731                    56-1924222
  (State or other jurisdiction       (Primary Standard Industrial    (I.R.S. Employer
of incorporation or organization)     Classification Code Number)    Identification No.)

                            79 T.W. Alexander Drive
                       4401 Research Commons, Suite 200
                                P. O. Box 14287
                 Research Triangle Park, North Carolina 27709
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               CLAYTON I. DUNCAN
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                      INCARA PHARMACEUTICALS CORPORATION
           79 T.W. ALEXANDER DRIVE, 4401 RESEARCH COMMONS, SUITE 200
                                P. O. Box 14287
                 RESEARCH TRIANGLE PARK, NORTH CAROLINA 27709
                                (919) 558-8688
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:

                         ALEXANDER M. DONALDSON, ESQ.
                       WYRICK ROBBINS YATES & PONTON LLP
                       4101 LAKE BOONE TRAIL, SUITE 300
                         RALEIGH, NORTH CAROLINA 27607
                                (919) 781-4000
                              FAX (919) 781-4865

FIRST POSSIBLE DATE OF RESALE BY THE SELLING STOCKHOLDERS:  September 14, 2000

================================================================================

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             _____________________

                        CALCULATION OF REGISTRATION FEE

 ===================================================================================================================================
                                                  Proposed Offering        Proposed Maximum
   Title of Each Class        Amount to be              Price                  Aggregate                 Amount of
of Securities Registered       Registered           Per Share (1)         Purchase Price (1)         Registration Fee (2)
 ----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001
par value per share              1,161,781            $2.15625                 $2,505,090                          $661.34
=============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, based upon the high and low prices of the common stock as reported on the Nasdaq National Market on August 2, 2000, in accordance with Rule 457(c).

(2)  Previously paid.

                           __________________________

                                EXPLANATORY NOTE

      The Registrant has filed this Post-Effective Amendment to this Registration Statement solely for purposes of removing from registration 1,161,281 shares of common stock which had not been resold by the selling stockholders as of September 28, 2001.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to its registration statement (No. 333-43050) to be signed on its behalf by the undersigned, thereunto duly authorized, in Research Triangle Park, North Carolina, on the 1st day of October, 2001.


                        INCARA PHARMACEUTICALS CORPORATION


                        By:  /s/ Clayton I. Duncan
                           ---------------------------------
                           Clayton I. Duncan,
                           Chairman, President and Chief Executive Officer



    Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to its registration statement (No. 333-43050) has been signed below by the following persons in the capacities and on the date indicated.

           Signature                                             Title                                        Date
           ---------                                             -----                                        ----
 /s/ Clayton I. Duncan                 Chairman, President, Chief Executive Officer and Director         October 1, 2001
--------------------------------       (Principal Executive Officer)
Clayton I. Duncan

 /s/ Richard W. Reichow                Executive Vice President, Chief Financial Officer and             October 1, 2001
--------------------------------       Treasurer (Principal Financial and Accounting Officer)
Richard W. Reichow


--------------------------------
Eugene J. McDonald                     Director                                                          October __, 2001


--------------------------------
J. Misha Petkevich                     Director                                                          October __, 2001

  *
--------------------------------       Director                                                          October 1, 2001
Stephen M. Prescott

 *
--------------------------------       Director                                                          October 1, 2001
David B. Sharrock

 *
--------------------------------
Edgar H. Schollmaier                   Director                                                          October 1, 2001

*By:  /s/ Clayton I. Duncan
      ---------------------
       Clayton I. Duncan
       Attorney-in-Fact

                                     II-1